UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: June 11, 2015

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA		94404
(Address of principal executive offices)		(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SciClone Pharmaceuticals, Inc. 2015 Equity Incentive Plan

The Board of Directors (the “Board”) of SciClone Pharmaceuticals, Inc. (the “Company”) previously adopted, subject to stockholder approval, the Company’s 2015 Equity Incentive Plan (the “2015 Plan”). The Company’s stockholders approved the 2015 Plan at the 2015 Annual Meeting of Stockholders held on June 11, 2015 (the “Annual Meeting”). The 2015 Plan became effective on June 11, 2015 and no further awards will be granted under the Company’s 2004 Outside Directors Stock Option Plan or the 2005 Equity Incentive Plan (together, the “Predecessor Plans”), which were terminated upon the effectiveness of the 2015 Plan

The maximum aggregate number of shares authorized for issuance under the 2015 Plan is the sum of 6,550,000 shares plus up to 3,000,000 shares subject options and other awards currently outstanding under the Company’s Predecessor Plans to the extent that such awards expire or are forfeited for any reason after the date of the Annual Meeting.

Additional details of the 2015 Plan are included in the Company’s 2015 proxy statement, which was filed with the Securities and Exchange Commission on April 30, 2015 (the “2015 Proxy”), under the heading “Proposal No. 3 – Approve Adoption of 2015 Equity Incentive Plan.” The above description of the 2015 Plan does not purport to be complete and is qualified in its entirety by reference to the 2015 Plan, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

SciClone Pharmaceuticals, Inc. Employee Retention Agreement

The Compensation Committee of the Board approved a form of Employee Retention Agreement to clarify the existing severance and change in control benefits for the Company’s executive officers. The Employee Retention Agreement will generally supersede all prior agreements regarding severance and change in control benefits, but will provide substantially the same benefits as are reflected in the executive officers’ current agreements with the Company and clarify the treatment of equity awards upon a change of control. Additional details of the specific terms of the executive officers’ arrangements are included in the Company’s 2015 Proxy, under the heading “Potential Payments upon Termination or Change-in-Control.” On June 16, 2015, the Company entered into Employee Retention Agreements with Friedhelm Blobel and Wilson W. Cheung. The Company expects to enter into Employee Retention Agreements on substantially similar terms with the Company’s remaining executive officers. The above description of the Employee Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Employee Retention Agreement filed as Exhibits 10.2 to this current report and incorporated herein by reference.

Item 5.07 Submission of matters to a vote of Security Holders.

At the 2015 Annual Meeting of Stockholders of the Company held on June 11, 2015, the matters on which the stockholders voted, in person or by proxy were:

(i)	To elect six nominees as directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

(ii)	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement;

(iii)	To approve the adoption of the Company’s 2015 Equity Incentive Plan (including, without limitation, certain material terms of such 2015 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended); and

(iv)	To ratify the selection of PricewaterhouseCoopers Zhong Tian LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The six nominees were elected, the compensation of named executive officers was approved, the 2015 Equity Incentive Plan was approved, and the appointment of the independent registered public accounting firm was ratified. The results of the voting were as follows:

Election of Directors	Votes For	Votes Withheld	Broker Non-votes
Jon S. Saxe	32,035,225	1,068,829	7,172,504
Friedhelm Blobel, Ph.D.	32,720,578	383,476	7,172,504
Nancy T. Chang, Ph.D.	32,451,683	652,371	7,172,504
Richard J. Hawkins	32,172,094	931,960	7,172,504
Gregg A. Lapointe	32,731,831	372,223	7,172,504
Simon Li	32,760,575	343,479	7,172,504

	Votes For	Votes Against	Abstentions	Broker Non-votes
Advisory Vote on Executive Compensation	30,628,540	2,290,810	184,704	7,172,504

		Votes For	Votes Against	Abstentions
Approval of the Adoption of the 2015 Equity Incentive Plan		28,460,832	4,456,950	186,272

		Votes For	Votes Against	Abstentions
Ratification of Appointment of Independent Registered Public Accounting Firm		39,976,883	92,702	206,973

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	SciClone Pharmaceuticals, Inc. 2015 Equity Incentive Plan

10.2	SciClone Pharmaceuticals, Inc. Employee Retention Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2015	SCICLONE PHARMACEUTICALS, INC.

	By:	/s/ Wilson W. Cheung
Wilson W. Cheung
Chief Financial Officer and Senior Vice President, Finance

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	SciClone Pharmaceuticals, Inc. 2015 Equity Incentive Plan

10.2	SciClone Pharmaceuticals, Inc. Employee Retention Agreement